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                                                                      EXHIBIT 21

                           BJ'S WHOLESALE CLUB, INC.

                                 Subsidiaries
                                 ------------


As of 5/12/97:
-------------

     BJ's Wholesale Club, Inc. does not currently have any subsidiaries.

Following the Distribution:
--------------------------

     Following the Distribution, the following subsidiaries of Waban Inc. are expected to be subsidiaries of BJ's Wholesale Club, Inc.:

Name of Subsidiary                          Jurisdiction of Incorporation
------------------                          -----------------------------
Natick Security Corp. ..................... Massachusetts
Natick Corporation......................... Delaware
Natick First Realty Corp. ................. Connecticut
Natick Second Realty Corp. ................ Massachusetts
Natick NJ Flemington Realty Corp. ......... New Jersey
Natick Fourth Realty Corp. ................ New Jersey
Natick Fifth Realty Corp. ................. Maryland
Natick Sixth Realty Corp. ................. Connecticut
Natick MA Realty Corp. .................... Massachusetts
Natick NH Realty Corp. .................... New Hampshire
Natick NY Realty Corp. .................... New York
Natick NY 1992 Realty Corp. ............... New York
Natick PA Realty Corp. .................... Pennsylvania
Natick VA Realty Corp. .................... Virginia
Natick Portsmouth Realty Corp. ............ New Hampshire
Natick NJ Realty Corp. .................... New Jersey
Natick NJ 1993 Realty Corp. ............... New Jersey
BJ's PA Distribution Center, Inc. ......... Pennsylvania
BJ's MA Distribution Center, Inc. ......... Massachusetts
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Natick CT Realty Corp. .................... Connecticut
Natick ME 1995 Realty Corp. ............... Maine
Natick NY 1995 Realty Corp. ............... New York
Natick MA 1995 Realty Corp. ............... Massachusetts
Natick NH 1994 Realty Corp. ............... New Hampshire
Natick PA 1995 Realty Corp. ............... Pennsylvania
CWC Beverages Corp. ....................... Connecticut
FWC Beverages Corp. ....................... Florida
JWC Beverages Corp. ....................... New Jersey
Mormax Beverages Corp. .................... Delaware
Mormax Corporation......................... Massachusetts
RWC Beverages Corp. ....................... Rhode Island
YWC Beverages Corp. ....................... New York
Natick Lancaster Realty Corp. ............. Pennsylvania
Natick Yorktown Realty Corp. .............. New York
Natick Waterford Realty Corp. ............. Connecticut
Natick Sennett Realty Corp. ............... New York
Natick Bowie Realty Corp. ................. Maryland
Natick Pembroke Realty Corp. .............. Florida
Natick PA Plymouth Realty Corp. ........... Pennsylvania
Natick Realty, Inc. ....................... Maryland
Waban Export Inc. ......................... Barbados